AMENDMENT TO THE
ADVISORS SERIES TRUST
FUND ACCOUNTING SERVICING AGREEMENT

    THIS AMENDMENT dated as of the 3rd day of June, 2021, to the Fund Accounting Servicing Agreement, dated as of June 8, 2006, as amended (the “Agreement”), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the “Trust”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into a Fund Accounting Servicing Agreement (“Agreement”); and

WHEREAS, the parties desire to amend the series of the Trust to add the Pzena International Value Fund; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit HH is hereby superseded and replaced with Exhibit HH attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST            U.S. BANCORP FUND SERVICES, LLC

By: ______________________________        By: ________________________________

Printed Name: Jeff Raumann            Printed Name: _______________________

Title:    President                    Title: Senior Vice President

Exhibit HH to the Advisors Series Trust Fund Accounting Servicing Agreement

Name of Series                         Date Added
Pzena Mid Cap Value Fund                         On or after March 20, 2014
Pzena Emerging Markets Value Fund                    On or after March 20, 2014
Pzena Long/Short Value Fund                        On or after March 20, 2014
Pzena Small Cap Value Fund               On or after March 9, 2016
Pzena International Small Cap Value Fund                On or after June 14, 2018
Pzena International Value Fund                        On or after June 3, 2021

Multiple Series Trust FUND ACCOUNTING, FUND ADMINISTRATION & PORTFOLIO COMPLIANCE, AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES FEE SCHEDULE at January, 2020

Annual Fee Based Upon Average Net Assets on a Fund Complex Level*
        6 basis points on the first $[ ] million
        5 basis points on the next $[ ] million
        4 basis points on the balance above $[ ] million
Minimum annual fee: $[ ]per fund (normally $[ ] per fund)

•Additional fee of $[ ]for each additional class
•Additional fee of $[ ] per manager/sub-advisor per fund

Services Included in Annual Fee Per Fund
•Daily Performance Reporting
•Advisor Information Source Web Portal
•USBFS Legal Administration (e.g., registration statement update)

Section 15(c) Reporting
•$[ ] /fund per report – first class
•$[ ] /additional class report

CCO Annual Fees (Per Advisor Relationship/Fund)*
•$[ ] for the first advisor managed fund
•$[ ] for funds 2-5 managed by the advisor
•$[ ]/fund over 5 funds managed by the advisor
•$[ ] / sub-advisor per fund

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Fair Value Services, SWIFT processing and customized reporting.

Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Master/Feeder structures and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

*Subject to annual CPI increase – All Urban Consumers – U.S. City Average
Fees are calculated pro rata and billed monthly.

Exhibit HH to the Advisors Series Trust Fund Accounting Servicing Agreement

FUND ACCOUNTING SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at January, 2020

Pricing Services
•$[ ] Domestic and Canadian Equities/Options
•$[ ] Corp/Gov/Agency Bonds/International Equities/Futures/Currency Rates
•$[ ] CMOs/Municipal Bonds/Money Market Instruments/International Bonds
•$[ ] - Bank Loans
•$[ ]- Credit Default Swaps/Swaptions
•$[ ] - Basic Interest Rate Swaps
•$[ ] /Fund per Month - Mutual Fund Pricing
•$[ ] /Foreign Equity Security per Month for Corporate Action Service
•$[ ] /Domestic Equity Security per Month for Corporate Action Service
•$[ ] /Month Manual Security Pricing (>10/day)

Factor Services (BondBuyer)
•$[ ] /CMO/Month
•$[ ] /Mortgage Backed/Month
•$[ ] /Month Minimum/Fund Group

Fair Value Services (Interactive Data)
•$[ ] on the First 100 Securities/Day
•$[ ] on the Balance of Securities/Day

NOTE: Prices above are based on using IDC as the primary pricing service and are subject to change. Use of alternative sources may result in additional fees.

Advisor’s Signature is not needed, as fee schedule is not changing.

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